Exhibit 10.66

AMENDMENT NUMBER 4

TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

This Fourth Amendment (“Amendment No. 4”) is made and entered into as of this 26 day of October 2007 (“Amendment No. 4 Effective Date”)

BETWEEN:

(1) Elan Pharma International Limited, a company incorporated under the laws of Ireland, and having its registered office at Monksland, Athlone, County Westmeath, Ireland (“EPIL”); and

(2) Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto CA 94304, USA (“Jazz Pharma”).

RECITALS:

WHEREAS, Elan Corporation plc, an Irish company, and Solvay Pharmaceuticals, Inc., a Georgia corporation, entered into a development, license and supply agreement dated December 22, 1997, as amended by Amendment No. 1 dated March 1, 1999, Amendment No. 2 dated April 13, 2000 and Amendment No. 3 dated November 7, 2006 (collectively the “Development, License and Supply Agreement”).

WHEREAS, on December 31, 2006, Elan Corporation, plc, assigned all of its rights and obligations in and to the Development, License and Supply Agreement to EPIL and EPIL has assumed said rights and obligations;

WHEREAS, on January 31, 2007, Solvay Pharmaceuticals, Inc. assigned all of its rights and interest in and to the Development, License and Supply Agreement to Jazz Pharma and Jazz Pharma assumed said rights and obligations.

WHEREAS, Jazz Pharma and EPIL now wish to amend the terms of the quality agreement set out in Appendix E of the Development, License and Supply Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EPIL and Jazz Pharma hereby agree as follows:

1. Appendix E of the Development, License and Supply Agreement is hereby deleted and replaced by the Appendix E which is set out in Schedule 1 hereto.

2. All other terms and conditions of the Development, License and Supply Agreement remain unchanged and continue to be in full force and effect.

3. Capitalized terms not defined in this Amendment No. 4 shall have the same meaning as set forth in the Development, License and Supply Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

4. This Amendment No. 4 may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment No. 4.

5. This Amendment No. 4 shall be governed by and construed solely in accordance with the laws of the State of Georgia, without regard to its conflict of laws principles that would require the application of any other law. Any dispute arising in relation to this Amendment No. 4 shall be resolved in the same manner as a dispute under the Development, License and Supply Agreement.

IN WITNESS WHEREOF EPIL AND Jazz Pharma have caused this Amendment No 4 to be executed by their duly authorized representatives as of the Amendment No. 4 Effective Date.

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ William Daniel

Title:	Director

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Janne Wissel

Title:	Sr. VP

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

TECHNICAL AGREEMENT

This AGREEMENT is executed as of the 26 day of October, 2007 between

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

USA

a corporation existing under the laws of the state of Delaware, USA

(hereinafter referred to as “Jazz Pharmaceuticals”)

and

Elan Pharma International Limited

Monksland, Athlone

County Westmeath, Ireland

a corporation existing under the laws of Ireland

(hereinafter referred to as “Elan”)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 1

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

Table of Contents

1.	Objective	3

2.	General	3

3.	Definitions	3

4.	Regulatory	4

5.	GMP	5

6.	Validation	6

7.	API and Raw Materials	6

8.	Manufacturing and Packaging	7

9.	Change Controls	8

10.	Deviations	8

11.	Product Complaints	8

12.	Product Release	9

13.	Stability	10

14.	Confidentiality	10

15.	Review of Technical Agreement	10

16.	Quality Contacts	10

17.	Approvals	11

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 2

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

1.	Objective

1.1

The purpose of this Technical Agreement is to ensure a mutual understanding and agreement of key responsibilities between Jazz Pharmaceuticals and Elan with respect to the Luvox® CR (fluvoxamine maleate) 100 and 150 mg Capsules (the “Product”), for use and sale in the United States.

2.	General

2.1	This Technical Agreement specifies the responsibilities of the parties hereto with respect to quality control matters related to the manufacture of the Product. If there is a conflict, between that certain license agreement dated December 22, 1997 as amended by Amendment No. 1 to the License Agreement dated March 1, 1999, Amendment No. 2 to the License Agreement dated April 13, 2000 and Amendment No. 3 to the License Agreement dated November 7, 2006 by and between Solvay Pharmaceuticals, Inc. (“Solvay”) and Elan and assigned to Jazz Pharmaceuticals by Solvay on January 31, 2007 (as may be amended from time to time, the “Agreement”), the Agreement shall govern.

2.2	In the event that a dispute arises between Elan and Jazz Pharmaceuticals regarding the nonconformity of the Product or regarding other matters, the senior management of the quality departments from both companies shall in good faith promptly attempt to resolve disputed issues.

2.3	Elan will manufacture, package, test and store the Product in accordance with the cGMPs, approved SOPs, Specifications and all applicable governing regulations including:

•	cGMPs

•	U.S. Federal Food Drug and Cosmetic Act (FD&C Act)

•	All applicable USP, NF and ICH requirements

•	Environmental and occupational health and safety laws

•	EU Regulations

3.	Definitions

3.1.	API: the Active Pharmaceutical Ingredient – (fluvoxamine maleate)

3.2.	Batch: A specific quantity of a drug or other material that is intended to have uniform character and quality, within specified limits and is produced according to a manufacturing formula or a batch record by a continuous manufacturing process.

3.3.	cGMPs: Current Good Manufacturing Practices as defined in the United States (U.S. 21 CFR parts 210 and 211) regulations

3.4.	C of A: Certificate of Analysis

3.5.	C of C: Certificate of Compliance

3.6.	CDER: Center for Drug Evaluation and Research

3.7.	CMC: Chemistry, manufacturing and controls

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

3.8.	DMF: Drug Master File submitted by Elan and all updates thereto, including amendments and annual reports filed with the regulatory authorities by Elan for the purposes of supporting and maintaining regulatory approval of the Product through Jazz Pharmaceuticals NDA in USA

3.9.	FDA: United States Food and Drug Administration or any successor entity (CDER) charged with the approval and regulation of pharmaceutical products in the United States.

3.10.	ICH: International Conference on Harmonisation

3.11.	NDA: New Drug Application; Application in the United States to market a new drug for human use.

3.12.	Non-Conformance: Any deviation from an approved written procedure, method or a Specification.

3.13.	Product: Luvox® CR (fluvoxamine maleate) 100 mg and 150 mg capsules packaged in bulk containers.

3.14.	Raw Material: Any ingredient intended for use in the manufacture of the Product.

3.15.	Specifications: Parameters, test values as they relate to test methods, procedures, analytical specifications or equipment.

3.16.	USP, NF: The United States Pharmacopoeia, National Formulary is the official public standards-setting authority for all prescription and over-the-counter medicines, dietary supplements, drug substance, excipient and other healthcare products manufactured and sold in the United States.

4.	Regulatory

4.1.	Elan agrees to allow regulatory authorities to inspect its facilities and records as required under the cGMPs in connection with the Product.

4.2.	Elan will promptly notify Jazz Pharmaceuticals of any product specific regulatory inspection (local, state, federal from US, or other foreign government agency) or regulatory request for product samples, batch documentation or other information related to the Product.

4.3.	Elan will notify Jazz Pharmaceuticals, within one (1) business day of receipt of any Form 483s or warning letters from any governing regulatory agencies relating to: (1) the Product and (2) the facilities specifically used in the manufacture, packaging, testing and storage of the Product.

4.4.	Elan will provide copies to Jazz Pharmaceuticals of all written communication from any Health Authority (e.g. FDA 483) that are specifically related to the Product or to the facilities used in manufacture, packaging, testing and storage of the Product. Elan will promptly provide copies of the above documentation after such communications are available for distribution. Jazz Pharmaceuticals may participate in the development of corrective action plans that are directly related to the Product.

4.5.	Elan is responsible for registering the facilities with the appropriate regulatory bodies and maintaining the registration forms such that it is readily available for any regulatory inspection. Elan is responsible for drug listing as the manufacturer of the Product for Jazz Pharmaceuticals, while Jazz Pharmaceuticals is responsible for drug listing as the distributor of the Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 4

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

4.6.	Elan, as the holder of the DMF related to the CMC aspect of the Product is responsible to file the DMF and ensuring the DMF is current and maintained at FDA. Elan with notify Jazz Pharmaceuticals in writing of any revisions to the filed DMF.

4.7.	Jazz Pharmaceuticals is responsible for maintenance of the NDA. Jazz Pharmaceuticals will notify Elan in writing of any changes to the NDA related to the CMC aspect of the Product.

4.8.	Jazz Pharmaceuticals will provide Elan with copies of all relevant regulatory submissions and approvals relating to amendments or updates to the DMF as it relates to the CMC aspect of the Product.

4.9.	Jazz Pharmaceuticals will initiate and control all NDA field alert reports and Product recalls for Product not meeting the regulatory requirements. Elan will provide documentation, data and assistance if the field alert or recall is related to the Product manufactured at Elan. Jazz Pharmaceuticals will provide Elan copies of any regulatory correspondence related to the field alert or Product recall. In the event that Elan has reason to believe that any Product should be recalled or withdrawn from distribution, Elan shall promptly inform Jazz Pharmaceuticals in writing. Elan and Jazz Pharmaceuticals agree to cooperate fully regarding any proposed recall, product withdrawal, or field correction; and the parties agree to keep each other advised, and to exchange copies of such documentation as may be required, to assure regulatory compliance.

4.10.	Elan will allow Jazz Pharmaceuticals to audit all relevant facilities used in the manufacture, bulk packaging, testing (excepting contract laboratories) and storage of the Product, including the applicable procedures and documentation, at least once in each calendar year (and additional times, if the deficiencies are noted, to monitor correction thereof) at a mutually agreed upon date. Jazz Pharmaceuticals will provide a thirty (30) calendar days notification for all planned audits conducted by Jazz Pharmaceuticals.

4.11.	Jazz Pharmaceuticals will provide a written report of all observations and Elan will provide a written response to all findings that require corrective action along with an expected period for implementation.

4.12.	Jazz Pharmaceuticals shall provide Elan at least five (5) business days notice prior to requesting non-audit related visits.

5.	GMP

5.1.	Elan will not change suppliers as defined in the approved regulatory filing without obtaining prior written approval from Jazz Pharmaceuticals.

5.2.	Elan will make available to Jazz Pharmaceuticals an annual product review (APR) for the Product.

5.3.	Jazz Pharmaceuticals will be responsible for submitting the annual report for the Product to the agencies as required by applicable regulations, including 21 CFR 314.70 and 314.81. Jazz Pharmaceuticals will notify Elan as to the approval date of the regulatory license. At

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 5

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

least ninety (90) calendar days before the annual report due date, Jazz shall request in writing from Elan the chemistry, manufacturing, and controls data required for submission of the Annual Report. Elan will provide the requested information to Jazz Pharmaceuticals within sixty (60) calendar days.

5.4.	Elan will retain reserve samples of the bulk drug Product for at least one (1) year after product expiration or longer as required by law.

5.5.	Elan will maintain records and evidence on the testing of API and all Raw Materials until five (5) years after the materials were last used in the manufacture or packaging/labelling of the Product.

5.6.	Elan will retain all Batch production and control records, laboratory testing and distribution records for at least seven (7) years or longer as required by the law.

6.	Validation

6.1.	Elan will establish and maintain a validation plan for the facility and the process used in the manufacture, packaging testing and storage of the Product.

6.2.	Elan will utilize qualified facilities, utilities, processes and test equipment used in the manufacture, packaging and testing of the Product.

6.3.	Elan will validate all manufacturing, packaging and testing activities for the Product in accordance with cGMPs and all other applicable governing regulations, including:

6.3.1.	Process validation: All processes used in the manufacture and packaging of the Product

6.3.2.	Methods validation: All test methods for the API testing and the Product testing

6.3.3.	Facilities/Utilities: Facilities used in the manufacture, packaging, testing and storage of the Product, and all utility systems (e.g., HVAC, water, computer systems, etc.)

6.3.4.	Cleaning validation: All cleaning procedures of production equipment

6.4.	Elan will provide Jazz Pharmaceuticals access to process validation protocols and reports and those items referenced in sections 6.3.1 to 6.3.4 related to the Product for review prior to Elan approval.

7.	API and Raw Materials

7.1.	Elan will qualify and approve all Raw Material suppliers in accordance with Elan SOPs. Elan will provide Jazz with a GMP acceptance statement for each supplier.

7.2.	Jazz Pharmaceuticals will qualify and approve the API supplier providing Elan with API testing specifications and a GMP statement for the supplier. Upon request, Jazz Pharmaceuticals will provide a redacted copy of the audit report or a summary report for each supplier qualified by Jazz Pharmaceuticals or its affiliate to reflect the following: audit date, quality systems inspected, compliance status and or acceptance rating and a statement that the supplier is qualified as per the Jazz Pharmaceuticals or its affiliate supplier management program or SOP.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 6

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

7.3.	Jazz will notify Elan of any change notifications they receive which relate to the API supplier(s) and their corresponding chemistry, manufacturing or controls including methods of manufacture, analysis, specifications or facilities and related processes.

7.4.	Elan will procure Raw materials only from Qualified Suppliers for use in the manufacture and packaging of the Product, in line with its internal practices ensuring that deliveries are accompanied by an appropriate certificate of analysis (C of A).

7.5.	Elan will test, release and approve the API and all raw materials prior to use in production. Elan will only use approved API and raw materials for use in the manufacture and packaging of the Product. Reduced testing may be applied if the supplier meets the requirements of Elan procedures.

7.6.	Elan will store the API and all Raw Materials in accordance with cGMPs, approved SOPs and the Specifications.

7.7.	Elan will pull and retain a reserve sample for each batch of API, at least twice the quantity necessary to perform all test required as per Specification.

7.8.	Elan will hold the API reserve samples for at least five (5) years or longer as required by the law.

7.9.	Elan will retain reserve samples of inactive ingredients for a minimum of two (2) years as required by law.

7.10.	Elan will provide Jazz Pharmaceuticals with a BSE/TSE certificate of compliance for each Raw Material confirming that any bovine, caprine, or ovine derived Raw Materials purchased/used in the manufacture of the Product are appropriate for use in human pharmaceuticals. Jazz Pharmaceuticals will be responsible for procuring the BSE/TSE certification from the API supplier and will supply it to Elan.

7.11.	Upon request, Elan will provide access to copies of all Raw material C of A and test results related to the product for review on site.

7.12.	Jazz Pharmaceuticals will be responsible for coordinating with the responsible parties managing the API supply to ensure that appropriate release documents (cGMP statement and the C of A) are supplied to Elan for receiving the API.

8.	Manufacturing and Packaging

8.1.	Elan will be responsible for preparing and maintaining production and quality control documentation as outlined in the DMF.

8.2.	Elan will provide Jazz Pharmaceuticals access to the master Batch records for review on site.

8.3.	Elan will notify Jazz Pharmaceuticals in writing of any changes to the Master batch record outside the validated process and parameters filed in the Elan DMF.

8.4.	Elan will assign a unique identifier (Batch number) for each unit operation of the Product manufactured per Elan SOPs.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 7

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

8.5.	Elan will calculate the expiration date for each Batch of Product per the approved NDA and assign the expiration date for each Batch.

8.6.	Elan will pull and retain a reserve sample (twice the quantity required to perform all test per Specifications) that is representative of each batch of drug Product manufactured/bulk packaged and stored with accordance to cGMP’s.

8.7.	Elan will be responsible for the accuracy, completeness and maintenance of Batch records used in the manufacturing and bulk packaging processes.

8.8.	Elan will make available for review on site fully executed batch production and control records, laboratory testing records and any other associated documentation related to the manufacturing, bulk packaging, testing and release of the Product. This includes Batch records associated with validation Batches manufactured at Elan.

9.	Change Controls

9.1.	Changes to the following (but not limited to) must be covered under a change control:

9.1.1.	Revision to Master Batch Records, Test Methods, Specifications for the API, Raw materials and the Product.

9.1.2.	Major facility and Equipment changes applicable to the Product.

9.2.	Elan will notify Jazz Pharmaceuticals in writing of changes that have a regulatory impact at Elan that pertain to the manufacture, bulk packaging or testing of the Product for Jazz Pharmaceuticals.

10.	Deviations

10.1.	Elan will not deviate from approved procedures, methods or the Specifications used in the manufacture, bulk packaging, testing and storage of the API, Raw Materials or the Product. Deviations (if any) to approved procedures must be investigated and documented under the established change control or non-conformance procedures.

10.2.	Elan will promptly notify Jazz Pharmaceuticals in writing of any significant deviations impacting the safety, identity, quality, purity and/or potency of the Product including any deviations from validated parameters.

10.3.	Elan will promptly notify Jazz Pharmaceuticals of any confirmed out-of-Specification (OOS) results at lot release testing within three (3) working days.

10.4.	Elan will investigate and close all deviations (procedural, equipment, OOS etc) in accordance with in-house SOP’s.

10.5.	Elan will make available for review on site all deviations including OOS investigations related to the Product.

11.	Product Complaints

11.1.	Jazz Pharmaceuticals will coordinate all customer-related contact and activities related to the Product complaints. Jazz Pharmaceuticals will maintain the Product complaint files.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

11.2.	Jazz Pharmaceuticals is responsible for the Product complaints and will be responsible for agency notification for any adverse event complaints.

11.3.	Any complaints received directly by Elan related to the Product will be forwarded to Jazz Pharmaceuticals within one (1) business day of receipt.

11.4.	Jazz Pharmaceuticals will notify Elan of all Product complaints (medical and technical) that will require an investigation from Elan.

11.5.	Elan will complete its investigation per Elan policies (no later than thirty (30) calendar days) or less as may be requested on a specific case basis.

11.6.	Elan will maintain complete documentation of all complaint investigation conducted at Elan related to the Product and will provide Jazz Pharmaceuticals with a copy of all completed Product complaint investigations.

11.7.	Jazz will provide Elan with a summary of all technical complaints relating to the Product on a six (6) monthly basis.

12.	Product Release

12.1.	The quality assurance unit of Elan is responsible for Batch record review and release of the Product to Jazz Pharmaceuticals in accordance with approved procedures, Specifications and all applicable regulations (cGMPs, US 21 CFR parts 210 and 211, regulations and all applicable USP, NF. requirements).

12.2.	Elan will provide Jazz Pharmaceuticals a C of A and a compliance certifcation for each batch manufactured, bulk packaged, tested and released. The Certificate of Analysis at the minimum shall include the following:

12.2.1.	A Product description with a unique identifier (item, batch number, product name and strength).

12.2.2.	The quantity packaged for shipment and the manufacturing site.

12.2.3.	The manufacture date for the Product with the expiration date.

12.2.4.	Test results against Product Specifications as outlined in the NDA.

12.2.5.	Batch disposition status

12.2.6.	A statement that the Product was manufactured and bulk packaged in accordance with cGMPs and approved procedures and Specifications.

12.2.7.	The C of A will be reviewed, signed and dated by a Qualified Person (QP) at Elan.

12.3.	Elan has the sole responsibility for the final release of the bulk drug Product to Jazz Pharmaceuticals.

12.4.	Upon Elan QP release, Elan will ship the Product to a site specified by the Jazz Pharmaceuticals for further processing or storage.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

13.	Stability

13.1.	Elan will conduct stability testing on the Product in accordance with the stability protocol set out in the stability protocol contained in the existing commercial stability testing services agreement between Elan and Jazz Pharmaceuticals.

14.	Confidentiality

14.1	The parties agree that the rules governing secrecy and confidential information set out in the Agreement shall apply equally to this Technical Agreement.

15.	Review of Technical Agreement

15.1.	This Technical Agreement will be reviewed every two years.

15.2.	Modifications may be made as required to ensure continued compliance with all applicable laws, regulations and procedures. Any such modifications must be in writing and approved by both Elan and Jazz Pharmaceuticals.

16.	Quality Contacts

Jazz Pharmaceuticals, Inc.	Elan Pharma International Limited
3180 Porter Drive	Monksland, Athlone
Palo Alto, CA 94304	County Westmeath,
USA	Ireland
650.496.3777 (main)	Phone number (main) 353906495000

[*]	[*]
[*]	[*]
Jazz Pharmaceuticals, Inc.	Elan Pharma International Limited
3180 Porter Drive	Monksland, Athlone
Palo Alto, CA 94304	County Westmeath,
USA	Ireland
[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]
[*]	[*]
Jazz Pharmaceuticals, Inc.	Elan Pharma International Limited
3180 Porter Drive	Monksland, Athlone
Palo Alto, CA 94304	County Westmeath,
USA	Ireland
[*]	[*]
[*]	[*]
[*]	[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 10

Technical Agreement: Jazz Pharmaceuticals, Inc. and Elan Pharma International Limited.

17.	Approvals

Jazz Pharmaceuticals, Inc.		Elan Pharma International Limited

Name:	Janne Wissel	Name:	Phil Shanahan

Title:	Sr. VP	Title:	V.P. Quality EDT

Signature:	/s/ Janne Wissel	Signature:	/s/ Phil Shanahan

Date:	5 Nov 07	Date:	17 Oct 2007

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Page 11